UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

PANACEA GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

88 Toporowski Ave., Richmond Hill Ontario, Canada L4S2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 450-6414

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01	OTHER EVENTS.

On October 7, 2011, Moneylogix Group, Inc., Maximums Investments, Inc., Bakirkoy Financial Holdings, Inc., Bowen Financial Advisory Group LTD., Marciafor Holdings, Inc., Alex Haditaghi and Gary Cilevitz (collectively, the “Plaintiffs”) filed a lawsuit in the Superior Court of Justice in Ontario Canada against Panacea Global, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), the Company’s Chief Executive Officer and Director Mahmood Moshiri, and the Company’s Vice President and Director Binnay Sethi. The Plaintiff’s lawsuit seeks damages relating to an allegation that the operations of the Company have been conducted in a manner that is unfairly prejudicial to the interests of the Plaintiffs. The Company intends to vigorously defend against and pursue, as applicable, the claims asserted by and against the Plaintiffs in the proceedings described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA GLOBAL, INC.

Date: October 18, 2011	By:	/s/ Mahmood Moshiri
Mahmood Moshiri Chief Executive Officer